                                                                    Exhibit 10.1
                               LOAN AGREEMENT


     THIS LOAN AGREEMENT (this "Agreement"), is made as of the 28th day of June, 1996, by and between WELLSFORD RESIDENTIAL PROPERTY TRUST, a Maryland Real Estate investment trust ("Lender"), whose address is 370 17th Street, Suite 3100, Denver, Colorado 80202, Attention: Donald D. MacKenzie and SPECIFIED PROPERTIES VIII, L.P., a Texas limited partnership ("Borrower"), whose address is 5950 Berkshire Lane, Suite 500, Dallas, Texas 75225,
Attention:  John R. Carmichael and Tom Teague.


                            W I T N E S S E T H:

     WHEREAS, Borrower is the owner of a 344-unit apartment project located in Tucson, Arizona and commonly known as Sonterra at Williams Centre (the "Project").

     WHEREAS, Borrower has applied to Lender for a loan in the amount of $17,800,000.00 (the "Loan"), the proceeds of which are to be used by Borrower to repay in full the construction loan for the Project, to repay a portion of the equity investment in Borrower by its partners, and for the payment of certain third-party expenses of Borrower as set forth herein; and

     WHEREAS, Lender is willing to make the Loan to Borrower on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises, and the mutual covenants and agreements herein contained, the sufficiency of which is hereby acknowledged, Lender and Borrower hereby covenant and agree as follows:


                                  ARTICLE 1
                                 DEFINITIONS

     The following terms shall have the meanings indicated whenever used herein:

     "Affiliate" shall mean, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with such Person and, in addition, in the case of the Borrower, each general partner of the Borrower and each general partner of such general partner.

     "Business Day" shall mean every day except a Saturday, Sunday or public holiday under the laws of the United States or the State of Arizona.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral" shall have the meaning ascribed to such term in the Deed of Trust.

     "Deed of Trust" shall mean that certain Deed of Trust, Security

Agreement and Fixture Filing dated as of the date hereof and given by Borrower to secure the Obligations.

     "Default" shall mean any event which if continued uncured would, with notice or lapse of time or both, constitute an Event of Default.

     "Default Interest Rate" shall mean an annual rate equal to the lesser of fifteen percent (15%) or the highest rate permitted by law.

     "Event of Default" shall mean any Event of Default described in Article 6 hereof.

     "Fiscal Year" shall mean the annual period on the basis of which Borrower computes its income in keeping its books. Borrower's Fiscal Year shall be January 1 through December 31.

     "GAAP" shall mean generally accepted accounting principles consistently applied and maintained throughout the period indicated. Whenever any accounting term is used herein which is not otherwise defined, it shall be interpreted in accordance with GAAP.

     "Guarantor" shall mean John R. Carmichael.

     "Guaranty" shall mean that certain Guaranty Agreement of even date herewith executed by Guarantor pursuant to which Guarantor has guaranteed payment and performance of certain of the obligations of Borrower under the Loan Documents in accordance with the terms and provisions set forth therein.

     "Indebtedness" of any Person at any time shall mean: (a) indebtedness for borrowed money or for the deferred purchase price of property or services but excluding accounts payable arising in the ordinary course of business;
(b) capitalized lease obligations; (c) obligations under direct or indirect guaranties of Indebtedness of others; and (d) any Indebtedness secured by any Security Interest on the property of such Person.

     "Loan Documents" shall have the meaning ascribed to such term in the Deed of Trust.

     "Loan Expenses" shall mean all reasonable and actual fees, charges, costs and expenses incurred by Lender on or before the Closing Date (as defined in Section 2.2) (including reasonable legal fees and expenses not to exceed $5,000.00) with respect to preparation and negotiation of this Agreement and the other Loan Documents and funding the Loan, but only to the extent set forth on the closing statement to be signed by Borrower.

     "Material Adverse Occurrence" shall mean any occurrence of whatsoever nature (including, without limitation, any adverse determination in any litigation, arbitration or governmental investigation or proceeding) which materially adversely affects the present or prospective business, operations, assets or condition, financial or otherwise, of the Borrower or impairs the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party.

     "Maturity Date" shall mean the earlier of: (a) the date upon which the Note, is declared by Lender to be due and payable (or automatically becomes due and payable) upon the occurrence of an Event of Default as provided in
Article 6 or (b) July 1, 1999.

     "Note" shall mean that certain Promissory Note in the stated principal amount of $17,800,000.00 evidencing the Loan, executed simultaneously herewith by Borrower and payable to the order of Lender.

     "Obligations" shall mean, collectively, all obligations of Borrower to Lender under the Loan Documents, whether now existing or hereafter arising.

     "Option Agreement" shall mean that certain Option Agreement dated as of the date hereof between Borrower, as the Seller, and Lender or an Affiliate of Lender as the Buyer, pursuant to which Borrower has granted an option to purchase the Project.

     "Person" shall mean any natural person, corporation, firm, association, partnership, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

     "Security Interest(s)" shall mean any constitutional, statutory, Uniform Commercial Code, common-law, real property or other interest, in law or equity giving one Person a right, for security purposes, in or to the property of another Person.

                                  ARTICLE 2
                     THE LOAN; DISBURSEMENT OF THE LOAN

     Section 2.1. Agreement to Borrow and Lend. Subject to all of the terms, provisions, conditions, covenants and agreements contained in this Agreement and in reliance upon the representations and warranties set forth herein, Borrower hereby agrees to borrow from Lender, and Lender agrees to lend to Borrower, the Loan. The Loan shall be repaid by the Borrower in full on the Maturity Date. The Loan is to be used for the repayment in full by the Borrower of the outstanding construction loan encumbering the Project, the repayment of a portion of the equity investment in Borrower by its partners and the payment of certain other third-party expenses of Borrower as set forth herein.

     Section 2.2. Conditions Precedent to Disbursement. Lender shall have no obligation to make any disbursement of the proceeds of the Loan unless and until all of the following conditions precedent are satisfied (unless waived in writing by Lender as Lender shall, in its sole discretion, determine) and Loan Expenses incurred to the date of disbursement (the "Closing Date") have been paid by Borrower:

          (a) Opinions of Counsel. Lender shall have received an opinion of Borrower's and Guarantor's counsels, which opinions shall be satisfactory to Lender and Lender's counsel, stating, among other things, (A) that each of Borrower, its general partner, and the general partner of its general partner is validly formed and in good standing and duly existing under the laws of the state of its formation; (B) that Borrower has the full partnership power and authority to execute and deliver the Loan Documents to which it is a party and to perform all of its obligations thereunder; (C) that Borrower's general partner and the general partner of such general partner are each duly authorized and have full partnership or corporate power and authority, as applicable, to execute and deliver the Loan Documents on behalf of Borrower or such general partner, as applicable; ; (D) that, to the best of said counsel's knowledge and except as otherwise noted in said opinion, there are no judicial proceedings pending or threatened against or affecting Borrower or the Guarantor which would materially impair either Borrower's or the Guarantor's ability to perform their respective covenants or obligations required to be performed under the Loan Documents; and (E) such other matters as Lender may require.

          (b) Bankruptcy. Neither Borrower nor the Guarantor shall be the subject of any bankruptcy or insolvency proceeding nor shall Borrower or the Guarantor have made an assignment for the benefit of their respective creditors. There shall not have been any adverse change from the date of Lender's determination to make the Loan in the financial condition of Borrower or the Guarantor which would materially impair the capacity of Borrower or the Guarantor to perform their respective obligations under the Loan Documents.

          (c) Lender's Approval. All instruments and documents required hereby or relating to Borrower's capacity and authority to execute the Loan Documents to which it is a party and such other documents, instruments, opinions and assurances as Lender may reasonably request, and all procedures in connection herewith, shall have been received and approved, as to form and substance, by Lender and by Lender's counsel.

          (d) Evidence of Authority; Governing Documents. Borrower shall have furnished Lender with evidence satisfactory to Lender that Borrower is validly formed and existing and in good standing in all relevant jurisdictions. Furthermore, Borrower shall have submitted to Lender the documents governing and creating Borrower. Borrower and its general partner and the general partner of such general partner shall each have delivered to Lender a grant of authority executed by the appropriate parties and satisfactory to Lender, authorizing Borrower to enter into the loan transaction contemplated hereby and authorizing the execution, delivery and performance under the Loan Documents and authorizing the general partner of Borrower and the general partner of such general partner to act in such capacity with respect to such partnerships and to the execution and delivery of the Loan Documents.

          (e) Loan Fee. Borrower shall have paid to Lender on the date of this Agreement a fee in the amount of $178,000.00 in consideration for Lender agreeing to make the Loan, which fee is nonrefundable.

          (f) Loan Documents; Further Documentation. Borrower and the Guarantor shall have executed and delivered to Lender the Loan Documents to which each is a party and shall have provided Lender at Borrower's expense, with such other documents or instruments as Lender shall reasonably require in order to make the Loan or to evidence or secure the obligations of Borrower and the Guarantor under the Loan Documents, including without limitation the following:

               (i) an ALTA Mortgagee's Policy of Title Insurance insuring the lien of the Deed of Trust as a first and prior lien on the Project, subject only to liens for taxes, assessments or governmental charges or levies not yet due and payable and to such other matters as are acceptable to Lender in its sole discretion and including such endorsements and reinsurance agreements as Lender may require;

               (ii) a survey certified to Lender satisfying all the requirements set forth in the "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys" jointly adopted in 1992 by ALTA and ACSM and including items 1 through 4, 6 through 11 and 13 on Table A thereof and prepared and certified in accordance with the Accuracy Standards of an Urban Survey as adopted by ALTA and ACSM at the date of such certification.

               (iii) a UCC lien search acceptable to Lender showing no prior liens affecting any of the Collateral (except liens securing the construction loan that are to be discharged from proceeds of the Loan);

               (iv) current financial statements of Borrower and the Guarantor in form and substance acceptable to Lender in its sole discretion;

               (v) tax certificates, certificates of insurance, certificates of occupancy, as-built plans and specifications and such other information concerning the Project and its operations as Lender may reasonably require;

               (vi) a current certified rent roll, current operating statements and a budget for the current year, each in form and content acceptable to Lender in its sole discretion;

               (vii) evidence satisfactory to Lender that the Project is in compliance with all applicable laws, ordinances, rules, regulations and orders of any governmental authority, including, without limitation, safety and fire codes and the Americans with Disabilities Act;

               (viii) copies of any notices, correspondence, licenses or agreements (including without limitation subdivision and similar agreements) with, to or from any governmental or quasi-governmental authority having jurisdiction over the Project;

               (ix) any soils reports, environmental studies and building plans and specifications for the Project which are in the possession of Borrower or its agents or contractors; and

               (x) any and all additional data, plans, geological and engineering studies or reports, zoning information, water and sewer studies, topographic maps, platting and other materials, and all other information and agreements relating to the Project or any portion thereof which are in the possession of Borrower or its agents.

          (g) Representations and Warranties. All representations and warranties of Borrower made herein or in the Loan Documents or in the Option Agreement shall be true and complete on the Closing Date, and Borrower shall be in compliance with all covenants of Borrower under this Agreement, the Loan Documents and the Option Agreement in all material respects.

          (h) Satisfaction of Condition. Borrower shall have satisfied the condition described in Section 2.6 and shall provide Lender with a written waiver of such condition.

     Section 2.3.   Disbursement of Loan Proceeds.

          (a) Disbursement. Proceeds of the Loan in the amount of $17,800,000.00 shall be fully disbursed upon satisfaction of all of the conditions precedent set forth above, and provided that no Default or Event of Default has occurred and is continuing on the Closing Date. Out of such proceeds, the amount of $100,000.00 (the "Improvement Escrow Funds") shall be deposited into escrow as provided under Section 2.3(d) below.

          (b) Note. The Loan shall be evidenced by, and be payable in accordance with the terms of, this Agreement and the Note.

          (c)  Interest on the Note.

               (i) Borrower agrees to pay interest on the outstanding principal amount of the Note from the date of disbursement of the Loan proceeds until the Maturity Date at the rate of nine percent (9%) per annum.

                (ii) Borrower agrees to pay interest on any overdue installment payment of principal or interest, from the due date thereof until paid, at the Default Interest Rate.

                (iii) Interest accrued on the Note through the Maturity Date shall be payable on the first day of each calendar month commencing August 1, 1996.

                (iv) No provision of this Agreement or the Note shall require the payment or allow the collection of interest in excess of the rate permitted by applicable law.

           (d) Release of Improvement of Escrow Funds. The Improvement Escrow Fund shall be deposited with an escrow agent acceptable to both Lender and Borrower and shall be released to Borrower after the Closing Date upon satisfaction of the following conditions:

                (i) At any time when there is no uncured Event of Default, Borrower may make written requests, not more often than monthly, for disbursement of a portion of the Improvement Escrow Funds to be used solely for the following purposes: replacement or repair of concrete or asphalt pavement within the Project, replacement or improvement of landscaping, exterior painting and other improvements or repairs to the exterior of the improvements in the Project. Each such request shall be made to the escrow agent, with a copy to Lender, and shall include a detailed description of the work done, specifications therefor, samples of materials used, photographs of the areas repaired or improved, and paid invoices for the work.

                (ii) Upon receipt by the escrow agent of such evidence, unless the escrow agent has received from Lender written notice of an uncured Event of Default, the escrow agent shall disburse the amount of the Improvement Escrow Funds requested for such work.

      Section 2.4. No Prepayment. Except as provided in this Section 2.4, prepayment of the Loan shall be prohibited and shall be subject to the prepayment premium set forth in the Note (the "Prepayment Premium"). Notwithstanding the foregoing, a prepayment that occurs solely as the result of one of the following shall be exempt from the Prepayment Premium:

           (a)  closing of the transaction contemplated under the Option
Agreement;

           (b) prepayment in full after January 1, 1999, if and only if the option granted under the Option Agreement has not been timely exercised; or

           (c) application of casualty insurance proceeds or condemnation proceeds.

      Section 2.5. Payments. Any other provision of this Agreement to the contrary notwithstanding, the Borrower shall make all payments of interest on and principal of the Loan and fees due under this Agreement in immediately available funds to the Lender. If not sooner paid or terminated, full payment of the outstanding balance of principal and accrued and unpaid interest shall be due and payable on the Maturity Date.

      Section 2.6. Borrower's Condition. Notwithstanding any representation, warranty or covenant in this Agreement to the contrary, Borrower's obligations under this Agreement are conditioned upon approval of this Agreement by the limited partner of Borrower.

                                  ARTICLE 3
                 REPRESENTATIONS AND WARRANTIES OF BORROWER

      Borrower hereby represents and warrants to Lender as follows:

      Section 3.1. Organization, Etc. Borrower is a limited partnership validly organized, and existing under the laws of the state of its formation, has full power and authority to own its property and conduct its business substantially as presently conducted by it and is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the nature of its business makes such qualification necessary. Each Guarantor is an individual residing in the State of Texas.

      Section 3.2. Authority and Enforceability. Each of the Borrower and the Guarantor has full power and authority to enter into and to perform its obligations under the Loan Documents to which it is a party and in the case of Borrower, to grant a Security Interest in its property pursuant to the Loan Documents to which it is a party and to obtain the Loan hereunder. The execution and delivery of this Agreement and the other Loan Documents and the performance and observance of the Obligations hereunder and thereunder have been duly authorized by all necessary action on the part of Borrower and the Guarantor. This Agreement and the other Loan Documents will constitute, when executed and delivered to Lender by Borrower or the Guarantor, legal, valid and binding obligations of Borrower or the Guarantor (whichever is a party thereto) enforceable in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws affecting the enforcement of secured creditors' rights generally.

      Section 3.3. No Conflict. The execution and delivery by Borrower and each of the Guarantor of the Loan Documents to which it is a party and consummation of all the transactions contemplated hereby and thereby, do not and will not conflict with, or contravene any law, order, rule or regulation applicable to Borrower or the Guarantor or any material agreement or instrument to which Borrower or the Guarantor is a party or by which any of their respective properties or assets are bound, and will not result in the creation of any lien, charge or encumbrance of any nature upon the assets or properties of Borrower or the Guarantor other than those contemplated hereby and by the other Loan Documents.

      Section 3.4. Financial Condition. All balance sheets, income statements, financial statements, operating statements and other financial data required pursuant to the terms of the Loan Documents that have been delivered (or will be delivered) to Lender by Borrower: (a) are (or will be) accurate and complete in all material respects; and (b) accurately present (or will present) the financial condition of the person or entity to which they pertain as of the dates thereof, and the results of its operations for the periods for which the same have been (or will be) furnished, and all balance sheets disclose (or will disclose) all liabilities, direct and contingent, as of their respective dates to the extent such liabilities are required to be disclosed under GAAP. No additional material liabilities have been incurred by Borrower (except for further advances on the construction loan disclosed in Borrower's financial statements) since the date of its most recent financial statements delivered to Lender other than as disclosed to Lender in writing.

      Section 3.5. Litigation. There is no action, suit, legal proceeding or other proceeding pending or threatened against Borrower or the Guarantor that, if decided adversely to Borrower or the Guarantor, as applicable, would have a material adverse affect on the properties or assets of Borrower or on the ability of the Guarantor to perform under the Guarantee, or involving the validity or enforceability of this Agreement or the other Loan Documents. Neither Borrower nor any Guarantor is in default with respect to any order of any court, arbitrator or governmental body and neither Borrower nor any Guarantor is subject to or a party to any order of any court or governmental body arising out of any action, suit or proceeding. For the purposes of this Section, the term "governmental body" includes any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and the term "order" includes any order, writ, injunction, decree, judgment, award, determination, direction or demand.

      Section 3.6. No Default. There is no Default on the part of Borrower or the Guarantor under this Agreement or any of the other Loan Documents to which it is a party and, to the knowledge of Borrower and the Guarantor, no event has occurred that with notice or the passage of time or both would constitute an Event of Default hereunder or thereunder.

      Section 3.7. Information Correct. None of the representations and warranties in this Agreement or the other Loan Documents to which Borrower or the Guarantor is a party, contains (or will contain) any untrue statement of a material fact.

      Section 3.8. No Other Financing. As of the Closing Date, except for liens to be paid in full from the proceeds of the Loan, there shall be no other financing secured by the Collateral.

                                  ARTICLE 4
                        CERTAIN AFFIRMATIVE COVENANTS

      The Borrower agrees with the Lender that, as long as the Loan shall be outstanding, unless the Lender shall otherwise consent in writing:

      Section 4.1. Financial Information, Etc. The Borrower will furnish to the Lender copies of the following financial statements, reports and information:

           (a) (i) as soon as available and in any event within ninety (90) calendar days after the end of each Fiscal Year, a copy of the Borrower's annual financial reports, including balance sheet, related statements of earnings, partners' equity and cash flow statement, for such Fiscal Year, with comparative figures for the preceding Fiscal Year, prepared in accordance with accounting principles consistent with those applied in the preceding Fiscal Year, certified by Borrower to be in accordance with Section
3.4 of this Agreement; (ii) as soon as available and in any event within fifteen (15) calendar days after the end of each calendar month: (A) a copy of the unaudited statement of income and expenses of the Project for such month with comparative information from the beginning of such Fiscal Year to the end of such month, (B) a rent roll for such month, and (C) a monthly and year-to-date budget variance report, accompanied by a certificate signed by Borrower stating that, to its knowledge, such unaudited statements and reports fairly present the results of operations of Borrower and the Project for the period covered, subject, however, to year-end adjustments which will not be materially adverse, and have been prepared on the same basis as the most recent annual statement delivered to the Lender pursuant to Section 4.1(a)(i);

           (b)   with each annual financial statement or report required by
Section 4.1(a)(i), a compliance certificate of Borrower stating that, to the best knowledge of Borrower, no Default or Event of Default has occurred and is continuing, or if a Default or an Event of Default has occurred and is continuing, a statement of the nature thereof and the action which the Borrower proposes to take with respect thereto; and

           (c) by the last day of each Fiscal Year, Borrower-prepared financial projections by month for the next Fiscal Year.

      Section 4.2. Maintenance of Existence, Etc. Borrower shall cause to be done at all times all things necessary to maintain and preserve its existence as a limited partnership in good standing in all relevant jurisdictions.

      Section 4.3. Payment of Taxes, Etc. Unless being contested as permitted in the Loan Documents, Borrower shall pay and discharge, as the same may become due and payable, all taxes, assessments and other governmental charges or levies against or on any of its property, as well as claims of any kind which, if unpaid, might become a lien upon any of its properties. If Borrower has any employees, Borrower shall make all required payroll tax withholding deposits.

      Section 4.4. Notices. Borrower shall give prompt written notice to the Lender of:

           (a) any action, suit, proceeding, or investigation instituted by or against Borrower in any federal or state court or before any arbitrator, commission or other regulatory body (federal, state or local, domestic or foreign) or any such act or proceeding threatened against Borrower which, if determined adversely to Borrower, would constitute a Material Adverse Occurrence, in a writing that contains the details thereof;

           (b) the commencement of any uninsured (except for deductible amounts) litigation relating to Borrower in which the damages claimed exceed $100,000 or questioning the validity of the transactions contemplated by this Agreement;

           (c) the filing, recording or assessment of any federal, state or local tax lien against Borrower or any of its assets, other than ad valorem taxes not yet due and payable;

           (d)  the occurrence of any Event of Default under this Agreement;
and

           (e) the suspension, revocation or termination of any of Borrower's material rights, franchises, permits, certificates of compliance or grants of authority required in the conduct of its business.

      Section 4.5. Compliance with Laws. Borrower shall carry on its business activities in compliance with all applicable federal or state laws and all applicable rules, regulations and orders of all governmental bodies and offices having power to regulate or supervise its business activities. Borrower shall maintain all material rights, franchises, permits, certificates of compliance or grants of authority required in the conduct of its business.

      Section 4.6. Books and Records, Periodic Audits. Borrower shall keep books and records reflecting all of its business affairs and transactions and permit Lender, and its respective representatives and agents, at reasonable times and intervals and upon reasonable notice to Borrower, to visit all of its offices, discuss its financial matters with representatives of Borrower and its property manager for the Project (and by this provision the Borrower authorizes its property manager for the Project to participate in such discussions) and examine any of its books and other records relating to operation of the Project.

      Section 4.7. Conduct of Business. Borrower shall maintain and keep its assets, property and equipment in good repair, working order and condition and from time to time make or cause to be made all needed renewals, replacements and repairs.

      Section 4.8. Option Agreement. Borrower shall fully and timely perform all obligations of the Seller under the Option Agreement.

                                  ARTICLE 5
                         CERTAIN NEGATIVE COVENANTS

      Borrower agrees with Lender that, as long as the Loan shall be outstanding, unless Lender shall otherwise consent in writing:

      Section 5.1. Consolidation, Merger, Sale of Assets, Etc. Without the prior written consent of Lender, Borrower shall not do any of the following:

           (a) consolidate with or merge into or with any other Person or change its entity structure; or

           (b) sell or dispose of or make any other distribution of the Property (as defined in the Deed of Trust), except as otherwise permitted in the Loan Documents with respect to eminent domain and replacement of worn, damaged or obsolete components.

      Section 5.2. Security Interest. Borrower will not create, incur, assume or suffer to exist any Security Interest on any of its property, real or personal, except: (a) Security Interests in favor of the Lender created by the Loan Documents; (b) liens or encumbrances permitted under the Loan Documents or specifically consented to in advance and in writing by Lender.

      Section 5.3. Additional Indebtedness. Borrower shall not create, incur, assume or suffer to exist any Indebtedness except: (a) the Indebtedness under this Agreement; and (b) current liabilities (other than for borrowed money) incurred in the ordinary course of business.

      Section 5.4. Inconsistent Agreements. Borrower shall not enter into any agreement containing any provision which would be violated or breached by Borrower under any Loan Document or the Option Agreement or by the performance by Borrower of its obligations under any Loan Document or the Option Agreement.

      Section 5.5. Guaranties. Borrower shall not, without Lender's consent, incur, assume or enter into any guaranty except endorsements of negotiable instruments for deposit or collection in the regular course of business.

      Section 5.6. Distributions, Etc. During any period when an Event of Default exists, Borrower shall not, without the prior written consent of Lender, declare or make any distributions (whether cash or property), purchase, redeem, retire, or otherwise acquire for value any of its partnership interests now or hereafter outstanding, return any capital to its partners as such, or make any distribution of assets to its partners as such except for payment of customary salaries and employee benefits.

      Section 5.7. Transactions with Affiliates. Without the prior written consent of Lender, Borrower shall not: (a) permit the direct or indirect transfer, distribution or payment of any of its funds, assets or property to any Affiliate, except that Borrower may pay: (i) bona fide compensation to Affiliates for services actually rendered to Borrower; (ii) expenses incurred by an Affiliate in rendering services to Borrower in the ordinary course of Borrower's business; (iii) expenses for services or property allocated or leased by an Affiliate to Borrower in the ordinary course of Borrower's business; (iv) distributions to partners if, at the time of the distribution, no Event of Default exists; and (v) indemnification of Affiliates as required by the Borrower's partnership agreement; (b) lend or advance money, credit or property to any Affiliate; (c) invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any assets or properties, of any Affiliate, or (d) guarantee, assume, endorse or otherwise become responsible for, or enter into any agreement or instrument for the purpose of discharging or assuming (directly or indirectly, through the purchase of goods, supplies or services or otherwise) the indebtedness, performance, obligations, dividends or agreements for the furnishing of funds of any Affiliate or employee thereof.

      Section 5.8. Acquisitions. Borrower shall not acquire the stock or substantially all the assets of any other entity or Person.

      Section 5.9. Changes in Ownership. Except for the partnership interests of Borrower presently outstanding, Borrower shall not issue any general partnership interests nor shall it permit the transfer of any of its outstanding general partnership interests except by operation of law.

      Section 5.10. No Other Business. Borrower shall not engage in any business or activity other than (i) the ownership, management, finance and maintenance of the Project, and (ii) taking all actions that are reasonably necessary or desirable in connection with the foregoing.

      Section 5.11. Change in Management. Borrower shall not cause or permit any change in the property manager for the Project without the prior written consent of Lender. Any management agreement for the Project shall provide for cancellation by owner on not more than thirty (30) days' notice.

                                  ARTICLE 6
                       EVENTS OF DEFAULT AND REMEDIES

      Section 6.1. Events of Default. The occurrence of any one or more of the following events or the existence of one or more of the following conditions shall constitute an event of default ("Event of Default") under this Agreement:

           (a) There shall occur an Event of Default under the terms of any of the Loan Documents (unless cured within any applicable cure period as therein provided); or

           (b) Any representation or warranty set forth herein or in any of the other Loan Documents is materially false in any respect at the time made; or

           (c) Borrower fails to perform any covenant, agreement, obligation, term or condition set forth herein, and such default is not cured by Borrower within 30 days after written notice to Borrower from Lender of such default or, if Borrower is unable to cure such default within said 30 days, Borrower fails to begin or to diligently pursue the cure of such default or to complete such cure in any event within 60 days after such written notice; or

           (d) Any default shall occur under the terms applicable to any Indebtedness (other than the Note and the Obligations) of Borrower in an aggregate principal amount that exceeds $50,000, and such default shall cause the holder(s) of the Indebtedness to accelerate the maturity thereof or shall continue unremedied for a period of time sufficient to permit acceleration; or

           (e) Borrower shall become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due as such terms are defined in the United States Bankruptcy Code, as amended; or shall apply for, consent to, or acquiesce in, the appointment of a trustee, receiver or other custodian for Borrower or for any of Borrower's property, or make a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian shall be appointed for Borrower or for a substantial part of Borrower's property; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding shall be commenced in respect of Borrower and shall not be dismissed within 90 days, or shall be consented to or acquiesced in by Borrower; or Borrower shall take any action which authorizes or in furtherance of any of the foregoing; or

           (f) Any judgments, writs, warrants of attachment, executions or similar process issued or levied against Borrower's assets, in the aggregate shall constitute a Material Adverse Occurrence upon enforcement; or

           (g)  The occurrence of a Material Adverse Occurrence; or

           (h) Any default by Borrower under the Option Agreement which has not been cured within 30 days after written notice thereof or, if Borrower is unable to cure such default within said 30 days, Borrower fails to begin or to diligently pursue the cure of such default or to complete such cure in any event within 45 days after such written notice; or

           (i) The removal of, or the institution of removal proceedings to effect the removal of, Westwood Residential No. 9 Limited Partnership as general partner of Borrower or of Westwood Residential General Partner No. 9, Inc. as general partner of such general partner.

      Section 6.2.  Remedies.

           (a) Upon the occurrence of any Event of Default hereunder which has not been cured within any applicable cure period, the Loan, with all accrued interest thereon and other amounts payable hereunder, under the Note and under the other Loan Documents, shall, at the option of Lender, become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by Borrower. Lender may proceed with every remedy available at law or in equity or provided for herein or in the other Loan Documents, and all reasonable expenses incurred by Lender in connection with any remedy shall be deemed indebtedness of Borrower to Lender, shall be added to the outstanding principal balance of the Note, shall bear interest thereafter at the Default Interest Rate and shall be secured by the Deed of Trust and any other Loan Documents securing the Loan. Lender may apply the proceeds from any Collateral for the Loan against any of the Obligations, as and in the order set forth in the Deed of Trust.

             Subject to the limitations set forth in the Note, this Agreement and the other Loan Documents, each and every right, remedy and power granted to Lender hereunder or under the other Loan Documents shall be cumulative and in addition to any other right, remedy or power herein or in the other Loan Documents specifically granted or now or hereafter existing in equity, at law, or by virtue of statute or otherwise and may be exercised by Lender from time to time concurrently or independently and as often and in such order as Lender may deem expedient. Any failure or delay on the part of Lender in exercising any such right, remedy or power, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect Lender's right thereafter to exercise the same.

                                  ARTICLE 7
                                MISCELLANEOUS

      Section 7.1. Amendments. No provision or term of this Agreement may be amended, modified, revoked, supplemented, waived or otherwise changed except by a written instrument duly executed by Borrower and Lender. No failure or delay on the part of Lender or the holder of the Note in exercising any power or right under this Agreement, the Note, or any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on Borrower in any case shall entitle it to any notice or demand in similar or other circumstances.

      Section 7.2. Notices. All notices, demands and requests or other communication to be sent by one party to the other hereunder or required by law shall be in writing and shall be deemed to have been validly given or served by delivery of same in person to the addressee or by depositing same with a carrier in the business of making guaranteed overnight deliveries for next business day delivery or by depositing same in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed as set forth on the first page of this Agreement:

      With, If Sent to         Wayne H. Hykan, Esq.
      Lender, Copy to:         Brownstein Hyatt Farber & Strickland, P.C.
                          410 17th Street, 22nd Floor
                          Denver, Colorado  80202

      With, If Sent to         Michael K. Ording, Esq.

      Borrower, Copy to:       Jones Day Reavis & Pogue
                          2001 Ross Avenue, Suite 2300
                          Dallas, Texas  75201

All notices, demands and requests shall be effective upon such personal delivery or upon being deposited with the above-referenced overnight carrier or in the United States mail as required above. However, with respect to notices, demands or requests so deposited with the above-referenced overnight carrier or in the United States mail, the time period within which a response to any such notice, demand or request must be given shall commence to run from the next business day following any such deposit with the above-referenced overnight carrier or, in the case of a deposit in the United States mail as provided above, the date on the return receipt of the notice, demand or request reflecting the date of delivery or rejection of the same by the addressee thereof. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, demand or request sent. By giving to the other party hereto at least 15 days' written notice thereof in accordance with the provisions hereof, the parties hereto shall have the right from time to time to change their respective addresses and each shall have the right to specify as its address any other or additional address within the United States of America.

      Section 7.3. Counterparts. This Agreement may be executed in any number of counterparts and this Agreement shall be deemed effective upon delivery of all such counterparts. Each counterpart of this Agreement shall be deemed an original and all such counterparts shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page.

      Section 7.4. Headings. The article and section headings herein are for convenience only and shall not affect the construction hereof.

      Section 7.5. Payment of Expenses. Borrower agrees to pay, and Lender shall have no obligation for the payment of, the Loan Expenses and any other expenses of Lender required to be paid under the other Loan Documents. All Loan Expenses known as of the Closing Date shall be paid by Borrower at the Closing Date. Any expenses incurred by Lender after the Closing Date that Borrower is required to pay under the Loan Documents shall be paid within 30 days after receipt by Borrower of a statement therefor, and, if the same are not so paid, shall be added to the outstanding principal balance of the Note and shall thereafter bear interest from the date of expenditure by Lender until paid at the Default Interest Rate.

      Section 7.6. Entire Agreement. This Agreement and the other Loan Documents constitute and incorporate the entire agreement between Lender and Borrower concerning the subject matter of this Agreement, and supersede and cancel any prior understandings and agreements between Lender and Borrower concerning the subject matter hereof.

      Section 7.7. Conflict. If any provision of any other Loan Document shall conflict with any provision of this Agreement, this Agreement shall control.

      Section 7.8. Severability. If any provision in this Agreement shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be impaired thereby, nor shall the validity, legality or enforceability of any such defective provision be in any way affected or impaired in any other jurisdiction.

      Section 7.9.  Time of Essence.  Time is of the essence hereof.

      Section 7.10. Survival. The representations, warranties and covenants herein shall survive the disbursement of the Loan and shall remain in full force and effect.

      Section 7.11. No Third Party Benefits. This Agreement is made for the sole benefit of Borrower and Lender, their successors and assigns, and, unless otherwise provided by law, no other person or persons shall have any rights or remedies under or by reason of this Agreement. Borrower shall have no right to assign this Agreement or any of Borrower's rights or obligations hereunder and any attempt to make such an assignment shall be a Default hereunder.

      Section 7.12. Governing Law. The terms of the Loan Documents and the terms and provisions of this Agreement will be governed by and construed in accordance with the laws of the State of Colorado, except to the extent that any of such laws may now or hereafter be preempted by Federal law, in which case such Federal law shall so govern and be controlling, and except with respect to enforcement of liens and security interests on Collateral located in the State of Arizona, which shall be governed by the laws of the State of Arizona.

      Section 7.13. Limitation on Personal Liability. Except as hereinafter provided, Lender's sole recourse shall be to the Collateral and Lender shall not enforce any deficiency judgment or other amount due under any Loan Document or any covenant, obligation, undertaking, representation or warranty contained in any Loan Document (except enforcement against the Guarantor under the Guaranty) against Borrower or any person who holds a direct or indirect ownership interest in Borrower (hereinafter together with Borrower collectively referred to as the "Exculpated Parties"); provided, however, that nothing contained herein or in any Loan Document shall:

           (a) limit Lender's rights and remedies against the Guarantor under the Guaranty;

           (b) limit the enforceability of any lien, security interest or other right or remedy of Lender against any Collateral consistent with nonrecourse liability as provided in this Section 7.13, including, without limitation, the right to name any Exculpated Party in any proceeding for enforcement thereof; or

           (c) relieve the Exculpated Parties from personal liability or responsibility for:


                (i) any casualty or rental insurance proceeds or condemnation awards received by any of the Exculpated Parties in respect of the Project and not turned over to Lender or used for restoration or repair of the Project;

                (ii) any rents and other income from the Project received by any of the Exculpated Parties after an Event of Default under the Loan Documents and not otherwise applied to the expenses of operating and maintaining the Project or to the Indebtedness evidenced by the Loan Documents;

                (iii) any fraud or intentional misrepresentation by any of the Exculpated Parties in connection with the Project, the Loan Documents, or any other aspect of the Loan; or

                (iv) any default under the Hazardous Substances Remediation and Indemnification Agreement, unless prior to the expiration of any cure period relating to such default: (x) such default shall have been duly and completely cured, and (y) any claims by any party arising out of or relating to such default, which are pending, threatened, or reasonably anticipated against Borrower, Lender, or the Project, shall have been duly paid, settled, or waived.

      7.14. Non-Usurious Loan. It is the intent of Lender and Borrower in this Agreement and all other Loan Documents now or hereafter securing the Loan to contract in strict compliance with applicable usury law. In furtherance thereof, Lender and Borrower stipulate and agree that none of the terms and provisions contained in this Agreement, the Note, or in any other instrument executed in connection herewith including but not limited to the Loan Documents, shall ever be construed to create a contract to pay for the use, forbearance or detention of money, interest at a rate in excess of the maximum interest rate permitted to be charged by applicable law. Neither Borrower nor any guarantors, endorsers or other parties now or hereafter becoming liable for payment of the Loan shall ever be required to pay interest on the Loan at a rate in excess of the maximum interest that may be lawfully charged under applicable law, and the provisions of this paragraph shall control over all other provisions of the Loan Documents and any other instruments now or hereafter executed in connection herewith which may be in apparent conflict herewith. Lender expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of the Loan is accelerated. If the maturity of the Loan is accelerated for any reason or if the principal of the Loan is paid prior to the end of the term of the Loan, and as a result thereof the interest received for the actual period of existence of the Loan exceeds the applicable maximum lawful rate, Lender shall, at its option, either refund the amount of such excess or credit the amount of such excess against the principal balance of the Loan then outstanding and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest. In the event that Lender collects monies which are deemed to constitute interest which would increase the effective interest rate on the Loan to a rate in excess of that permitted to be charged by applicable law, all such sums deemed to constitute interest in excess of the lawful rate shall, upon such determination, at the option of Lender, be either immediately returned or credited against the principal balance of the Loan then outstanding, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. By execution of this Agreement Borrower acknowledges that it believes the Loan and all interest and fees paid pursuant to the Loan, to be non-usurious. The term "applicable law" as used in this Section 7.14 shall mean the laws of the State of Colorado or the laws of the United States, whichever allows the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

      7.15. Nonliability of Certain Persons. This Agreement and all documents, agreements, understandings and arrangements relating to this transaction have been executed by the undersigned in his/her capacity as an officer or trustee of Lender which has been formed as a Maryland real estate investment trust pursuant to a Declaration of Trust of Lender dated as of July 10, 1992, and not individually, and neither the trustees, officers or shareholders of Lender shall be bound or have any personal liability hereunder or thereunder. Borrower shall look solely to the assets of Lender for satisfaction of any liability of the Lender in respect of this Agreement and all documents, agreements, understandings and arrangements relating to this transaction and will not seek recourse or commence any action against any of the trustees, officers or shareholders of Lender or any of their personal assets for the performance or payment of any obligation hereunder or thereunder. The foregoing shall also apply to any future documents, agreements, understandings, arrangements and transactions between the parties hereto.


                   [THIS SPACE INTENTIONALLY LEFT BLANK.]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BORROWER:

SPECIFIED PROPERTIES VIII, L.P.,
a Texas limited partnership

By:   Westwood Residential No. 9 Limited
      Partnership, its general partner

      By:  Westwood Residential General
           Partner No. 9, Inc., its general
           partner


         By:/s/ John R. Carmichael
            ________________________________
            Name:  John R. Carmichael
            Title: President


LENDER:

WELLSFORD RESIDENTIAL PROPERTY TRUST, a
Maryland Real Estate investment trust



By:/s/ Donald D. MacKenzie
   _________________________________________
   Name:  Donald D. MacKenzie
   Title: Vice President